Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Jerrick Media Holdings, Inc. of our report dated March 30, 2020, which was included in the annual report on Form 10-K for the year ended December 31, 2019.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey

May 14, 2020